UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2023

PTC THERAPEUTICS, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100 Corporate Court
South Plainfield, NJ	07080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 222-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PTCT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 9, 2023, PTC Therapeutics, Inc. (the “Company”) issued a press release (the “press release”) announcing certain preliminary (unaudited) financial information for its fiscal year ending December 31, 2022, including that the Company expects to report (i) total unaudited net revenue of approximately $710 million, (ii) total unaudited net product revenue of approximately $535 million, (iii) net product revenue for Translarna™ (ataluren) of approximately $289 million and net product revenue for Emflaza® (deflazacort) of approximately $218 million and (iv) collaboration and royalty revenue associated with Evrysdi of approximately $175 million. Final results are subject to completion of the Company’s year-end audit.

Item 7.01. Regulation FD Disclosure.

On January 9, 2023, the Company also announced financial guidance for its fiscal year ending December 31, 2023 in the press release, including that the Company anticipates (i) full year total revenues to be between $940 million and $1.0 billion (ii) full year net product revenues for the Duchenne muscular dystrophy franchise to be between $545 and $565 million (iii) GAAP R&D and SG&A expense for the full year 2023 to be between $1.01 and $1.06 billion with non-GAAP R&D and SG&A expense for the full year 2023 to be between $890 and $940 million, excluding estimated non-cash, stock-based compensation expense of approximately $120 million and (iv) up to $80 million of one-time payments upon achievement of potential clinical and regulatory success-based milestones from previous acquisition.

The Company announced that on Monday, January 9, 2023 at 10:30 am EST at the 41st Annual J.P. Morgan Healthcare Conference, the Company will provide an update on 2022 accomplishments and highlight upcoming 2023 potential value-creating milestones. The Company will also present its preliminary 2022 financial results and 2023 financial guidance. The presentation will be webcast live on the Events and Presentations page under the Investors section of the Company’s website.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

This Current Report on Form 8-K and Exhibits 99.1 and 99.2 include a forward-looking financial measure that was not prepared in accordance with accounting principles generally accepted in the United States (GAAP), non-GAAP R&D and SG&A expenses (which excludes non-cash stock-based compensation expense). Management uses this measure when assessing and identifying operational trends and, in management’s opinion, this non-GAAP measure is useful to investors and other users of its financial statements by providing greater transparency into the historical and projected operating performance of the Company and the Company’s future outlook. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP.

The information set forth in or incorporated by reference into Item 2.02 or this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. All website addresses given in this Current Report on Form 8-K or incorporated herein by reference are for information only and are not intended to be an active link or to incorporate any website information into this Current Report on Form 8-K.

Forward Looking Statements: All statements, other than those of historical fact, contained in this Current Report on Form 8-K, are forward-looking statements, including reporting expectations with respect to financial information for fiscal year 2022 and financial guidance for fiscal year 2023. The Company's actual results, performance or achievements could differ materially from those expressed or implied by forward-looking statements it makes as a result of a variety of risks and uncertainties, including those related to the preliminary nature of the Company's 2022 financial information, which is subject to completion of the Company's year-end audit; the assumptions underlying the Company's financial guidance for 2023; and the factors discussed in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2021 as well as any updates to these risk factors filed from time to time in the Company's other filings with the Securities and Exchange Commission. You are urged to carefully consider all such factors. The forward-looking statements contained herein and the exhibits hereto represent the Company's views only as of the date of this Current Report on Form 8-K and the Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results or changes in plans, prospects, assumptions, estimates or projections, or other circumstances occurring after the date of this Current Report on Form 8-K except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 9, 2023 issued by PTC Therapeutics, Inc.
99.2	Corporate Presentation – 41st Annual J.P. Morgan Healthcare Conference
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Therapeutics, Inc.

Date: January 9, 2023	By:	/s/ Emily Hill
	Name:	Emily Hill
	Title:	Chief Financial Officer